Exhibit 99.1

BJ's Restaurants, Inc. Opens Its Final New Restaurant for 2007 in Austin, Texas

     HUNTINGTON BEACH, Calif.--(BUSINESS WIRE)--Nov. 6, 2007--BJ's Restaurants, Inc. (NASDAQ:BJRI) today announced the opening of its 68th restaurant in Austin, Texas, on November 5, 2007. The new BJ's Restaurant & Brewhouse is located at the intersection of Brodie Lane and US Hwy 290 on a free-standing pad within the new regional shopping center known as the Sunset Valley Village in Austin, Texas. The new BJ's restaurant is approximately 8,000 square feet, contains seating for 260 guests and features BJ's extensive menu that includes BJ's signature deep-dish pizza, award winning handcrafted beer and our famous Pizookie(R) dessert. BJ's highly detailed, contemporary decor and unique video statement, including several high definition flat panel televisions, creates a high energy, fun and family-friendly dining environment for everyone to enjoy. Hours of operation are from 11:00 a.m. to 12:00 midnight Sunday through Thursday and 11:00 a.m. to 1:00 a.m. Friday and Saturday. Additionally, the new BJ's Austin restaurant offers its entire menu for convenient curbside take-out. Guests can call in their order ahead of time and a BJ's team member will deliver their order right to their car.

     "We are excited to bring the BJ's concept to Austin," said Jerry Deitchle, President and CEO. "Sales for our first day of opening were stronger than we expected. Our Austin restaurant is our 11th restaurant in the state of Texas, where our comparable sales increases have been very strong during the past couple of years and also where initial sales volumes for our new restaurants have also been strong. Our Austin opening represents our 13th and final opening for 2007, and successfully completes our previously stated development goal for the year. Our development team, led by Greg Lynds as Executive Vice President and Chief Development Officer, executed our 2007 growth plan exceptionally well. Additionally, our restaurant operations team, led by Lon Ledwith as Senior Vice President of Restaurant Operations and supported by Nanette McWhertor as Vice President of New Restaurant Openings, executed our high volume openings very effectively." The Company reiterates its goal to open as many as 15 new restaurants during 2008 and thereby increase its total restaurant operating weeks by approximately 20% to 25% during the year.

     BJ's Restaurants, Inc. currently owns and operates 68 casual dining restaurants under the BJ's Restaurant & Brewery, BJ's Restaurant & Brewhouse or BJ's Pizza & Grill brand names. BJ's restaurants offer an innovative and broad menu featuring award winning, signature deep-dish pizza complemented with generously portioned salads, sandwiches, soups, pastas, entrees and desserts. Quality, flavor, value, moderate prices and sincere service and hospitality remain distinct attributes of the BJ's experience. The Company operates several microbreweries which produce and distribute BJ's critically acclaimed, handcrafted beers throughout the chain. The Company's restaurants are located in California (39), Texas (11), Arizona (4), Colorado (3), Oregon (3), Nevada (2), Florida (3), Ohio (1) and Oklahoma (2). The Company also has a licensing interest in a BJ's restaurant in Lahaina, Maui. Visit BJ's Restaurants, Inc. on the web at www.bjsrestaurants.com.

     Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute "forward-looking statements" for purposes of the Securities Act of 1933 and the Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. Factors that might cause such differences include, but are not limited to: (i) our ability to manage an increasing number of new restaurant openings, (ii) construction delays, (iii) labor shortages, (iv) minimum wage increases, (v) food quality and health concerns, (vi) factors that impact California, where 39 of our current 68 restaurants are located, (vii) restaurant and brewery industry competition,
(viii) impact of certain brewery business considerations, including without limitation, dependence upon suppliers and related hazards, (ix) consumer trends,
(x) potential uninsured losses and liabilities, (xi) fluctuating commodity costs including food and energy, (xii) trademark and servicemark risks, (xiii) government regulations, (xiv) licensing costs, (xv) beer and liquor regulations,
(xvi) loss of key personnel, (xvii) inability to secure acceptable sites, (xviii) limitations on insurance coverage, (xix) legal proceedings, (xx) other general economic and regulatory conditions and requirements and (xxi) numerous other matters discussed in the Company's filings with the Securities and Exchange Commission. BJ's Restaurants, Inc. undertakes no obligation to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

     For further information, please contact Greg Levin of BJ's Restaurants, Inc. (714) 500-2400


     CONTACT: BJ's Restaurants, Inc.
              Greg Levin, 714-500-2400